Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SPDR® Gold Trust (the “Trust”) on Form 10-K for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Lowe, principal financial officer of World Gold Trust Services, LLC, the sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/  James Lowe*
James Lowe**
Chief Financial Officer
(principal financial officer)
November 25, 2008

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The Registrant is a trust and Mr. Lowe is signing in his capacity as an officer of World Gold Trust Services, LLC, the sponsor of the Trust.